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                                                                   Exhibit 10.21


                       FIRST AMENDMENT AND MODIFICATION TO
                           LOAN AND SECURITY AGREEMENT

     THIS FIRST AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made this 30 day of April, 2002, by and among SHERWOOD BRANDS OF VIRGINIA, LLC ("VA"), SHERWOOD BRANDS, LLC ("MD"), SHERWOOD BRANDS OF RI, INC. ("RI"), ASHER CANDY ACQUISITION CORPORATION ("Asher"), SHERWOOD BRANDS, INC. ("Guarantor") and WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank (the "Lender"). VA, MD, RI and Asher are referred to collectively as "Borrowers" or each as a "Borrower".

                                   BACKGROUND

     A. VA, MD, RI (the "Existing Borrowers") and Lender entered into that certain Loan and Security Agreement dated June 12, 2001 (as the same may be amended from time to time, the "Loan Agreement") pursuant to which Lender agreed to make available to Existing Borrowers a revolving line of credit in the maximum principal amount of up to Twenty Million Dollars ($20,000,000.00) (the "Revolving Loans").

     B. Lender has also issued for the account of Existing Borrowers (i) letter of credit no. 874-096052 for the benefit of Suntrust Bank in the face amount of Five Hundred Eighty-Nine Thousand Eight Hundred Fifty-Three Dollars ($589,853.00) and (ii) letter of credit no. 874-096042 for the benefit of Suntrust Bank in the face amount of Nine Hundred Fifty Thousand Eight Hundred Eighty-Three ($950,883.00) (collectively, the "Existing Letters of Credit").

     C. Guarantor, Sherwood Acquisition Corp. ("Sherwood Acquisition"), a wholly-owned subsidiary of Guarantor, Asher and the shareholders of Asher have entered into that certain Agreement and Plan of Merger dated April 25, 2002 (the "Plan of Merger"), pursuant to which, inter alia, (i) Sherwood Acquisition merged into Asher, with Asher being the surviving entity, and (ii) Asher became a wholly owned subsidiary of Guarantor (such transaction being referred to herein as the "Merger").

     D. The Existing Borrowers, Asher and Lender desire to amend the Loan Agreement to provide, inter alia, for (i) an increase in the maximum principal amount available under the Revolving Loans to Twenty-Five Million Dollars ($25,000,000.00); (ii) the extension of an additional term loan in the original principal amount of Six Hundred Fifty Thousand Dollars ($650,000.00); (iii) the extension of a second additional term loan in the original principal amount of Six Hundred Fifty Thousand Dollars ($650,000.00); and (iv) the addition of Asher as a joint and several Borrower; all of which the Lender is willing to do subject to the terms and conditions described herein.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1. Addition of Asher as a Borrower. The parties hereto acknowledge and agree that Asher is hereby added as a joint and several Borrower under the Loan Agreement. By

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execution of this Amendment, Asher becomes a party to and agrees to be bound by the terms of the Loan Agreement to the same extent as Existing Borrowers. The parties hereto agree that each reference to "Borrower" or "Obligor" in the Loan Agreement shall be deemed to include Asher, mutatis mutandis; except that all references to "Borrower" in the definition of "Eligible Inventory" contained in
Section 2.1(d) of the Loan Agreement shall not include Asher but shall mean Existing Borrowers only. Asher joins in all of the representations, warranties and waivers of Existing Borrowers under the Loan Agreement and agrees to be bound by the covenants and other provisions thereof, in each case as if Asher was an original signatory thereto.

     2. Existing Letters of Credit. Asher hereby agrees to be bound by and obligated under the Existing Letters of Credit and all documents executed in connection therewith (collectively, the "Letter of Credit Documents") as if such Existing Letters of Credit were issued for the account of Asher. Asher shall be jointly and severally liable with the Existing Borrowers for all payment and performance obligations under the Existing Letters of Credit and the Letter of Credit Documents.

     3.   Security Interest.

          (a) Grant of Security Interest. To secure the payment and performance in full of all Obligations, Asher hereby grants to Lender a continuing security interest in and lien upon and a right of setoff against, and Asher hereby assigns and pledges to Lender all of the Asher Collateral, including any Asher Collateral not deemed eligible for lending purposes.

          (b) Asher Collateral. "Asher Collateral" shall mean all now owned or hereafter acquired personal property of Asher, including without limitation, the following and any other property hereafter pledged as security for any of the
Obligations:

               (i) All now owned and hereafter acquired right, title and interest of Asher in, to and in respect of all: accounts (including health care insurance receivables), interest in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property; general intangibles (including, but not limited to payment intangibles, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, existing and future leasehold interests in equipment and fixtures, goodwill and software); stock and other ownership interests in subsidiaries and other entities; documents (including bills of lading, warehouse receipts and other documents of title); instruments; including promissory notes, investment property and financial assets of every kind; insurance policies (including, without limitation, the cash surrender value of all life insurance policies); letters of credit, bankers' acceptances, guaranties and letter of credit rights; and all supporting obligations and rights to receive payment thereunder; cash monies, deposits, securities, bank accounts, deposit accounts, reserves and credits; all property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Asher at any other depository or other institution; agreements or property securing or relating to any of the items referred to above; all commercial tort claims of Asher based on or arising in connection with any of the matters

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described on Exhibit 3(b) hereto, and all judgments, orders and awards issued in connection therewith;

               (ii) All now owned and hereafter acquired right, title and interest of Asher in, to and in respect of goods, including, but not limited to:

                     1. All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Asher's business; all returned or repossessed goods and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof; and

                     2. All equipment and fixtures, wherever located whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto.

               (iii) All now owned and hereafter acquired right, title and interests of Asher in, to and in respect of any personal property in or upon which Lender has or may hereafter have a security interest, lien or right of setoff;

               (iv) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of Asher, any computer service bureau or other third party; and

               (v) All accessories, commingled goods, products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

     4. Authorization to File. Asher hereby authorizes Lender to file in the appropriate jurisdictions UCC-1 financing statements against Asher identifying "all assets" of Asher as the collateral covered thereby.

     5. Borrowing Base. Section 2.1(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "(b) The "Borrowing Base" shall be calculated at any time as the sum of (i) the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all sales taxes, discounts, allowances and credits given, by the Eligible Accounts Percentage set forth in
          Section 10.1(b), plus (ii) the product(s) obtained by multiplying the applicable Eligible Inventory Percentage set forth in Section 10.1(b), by the value (as determined by Lender in its reasonable discretion based on the lower of cost (on a FIFO basis) or market) of Eligible Inventory, plus (iii) for the period commencing on April 30, 2002 and continuing until the Audit

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          Completion Date, the product(s) obtained by multiplying the applicable
          Eligible Inventory Percentage set forth in Section 10.1(b) by an amount equal to 75% of the book value (as determined by Lender based on financial reporting of Asher) of Asher Eligible Inventory, plus
          (iv) at all times subsequent to the Audit Completion Date, the product(s) obtained by multiplying the applicable Eligible Inventory Percentage set forth in Section 10.1(b) by the value (as determined by Lender in its reasonable discretion based on the lower of cost (on a FIFO bases) or market) of Asher Eligible Inventory. Aggregate advances against Eligible Inventory and Asher Eligible Inventory shall not exceed the sublimits applicable thereto set forth in Section 10.1(c). In addition, aggregate advances against that portion of Asher Eligible Inventory consisting of raw materials shall not exceed Three Hundred Thousand Dollars ($300,000.00). As used herein "Audit Completion Date" means the date on which Lender has completed a satisfactory audit of Asher's inventory and notified Borrowers of the same. Borrowers shall fully cooperate with Lender in connection with such audit so that the foregoing audit shall be completed no later than May 30, 2002."

     6. Asher Eligible Inventory. The following definition is hereby added as a new paragraph to the end of Section 2.1(d) of the Loan Agreement:

          "(b) "Asher Eligible Inventory" is inventory owned by Asher which is and remains acceptable to Lender, in its reasonable discretion, for lending purposes, and is located at one of the addresses set forth in
          Section 10.3(c). General criteria for Asher Eligible Inventory are set forth below but may be revised from time to time by Lender, in its sole reasonable judgment. Lender shall, in general, determine Asher Eligible Inventory as follows: (1) the aggregate gross amount of each item of Asher's inventory, valued at 75% of book value prior to the Audit Completion Date and at the lower of cost (on a FIFO basis) or market after the Audit Completion Date, which (A) is owned solely by Asher and with respect to which Asher has good, valid and marketable title, (B) is stored on property that is either (i) owned or leased by Asher or another Borrower or (ii) owned or leased by a warehouseman that has contracted with Asher or another Borrower to store inventory on such warehouseman's property or by a filler, processor or packer of Asher or another Borrower (provided, that, with respect to inventory stored on property leased by Asher or another Borrower or property owned or leased by a warehouseman, filler, processor or packer, Asher or such other Borrower shall have delivered in favor of Lender a lien waiver in form and substance satisfactory to Lender (a "Landlord Waiver") from such landlord, warehouseman, filler, processor or packer, as applicable, in respect thereof); (C) is subject to a valid, enforceable and first priority lien in favor of Lender (except, with respect to Asher Eligible Inventory stored at sites described in clause (B)(ii) above for normal and customary warehouseman, filler, packer and processor charges); (D) is

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

          located in the United States; and (E) is not obsolete or slow moving and for which a markdown reserve has not been made, and which otherwise conforms to the warranties contained herein and which at all times continues to be acceptable to Lender in its sole reasonable discretion, (2) less inventory consisting of work-in-process, packaging or manufacturing supplies (other than raw materials), (3) less markdown reserves, (4) less any goods returned or rejected by Asher's customers for which a credit has not yet been issued and goods in transit to third parties (other than to Asher's or another Borrower's agents, warehouses, fillers, processors or packers that comply with clause (1)(B)(ii) above), (5) less any inventory that is slow-moving, obsolete or which Lender determines in its commercially reasonable judgment to be a no charge or sample item; (6) less a reserve equal to the amount of all accounts payable of Asher or another Borrower (as applicable) owed or owing to any warehouseman, filler, packer or processor; (7) less any reserves required by Lender in its sole reasonable discretion for special order goods and market value declines; (8) less any inventory which is held by Asher pursuant to consignment, sale or return, sale on approval or similar arrangement; and (9) less any increase in inventory value representing production variances. Inventory of Asher which satisfies all of the foregoing criteria except that it is in transit to a site described in clause (B)(i) or (ii), may be deemed Asher Eligible Inventory if such inventory consists of finished goods, is fully insured, Lender is named on such insurance as loss payee under a lender's loss payable clause acceptable to Lender, except for the purpose of transporting such inventory or clearing customs, Asher has not delivered or consigned to any Person any documents, instruments, warehouse receipts, bills of lading or other instruments evidencing such inventory or the right to receive such inventory (collectively the "Title Items") and all negotiable Title Items bear a legend evidencing Lender's security interest therein and in the inventory covered thereby; and Asher satisfies all other conditions established by Lender from time to time.

     7. References to Eligible Inventory. All references to "Eligible Inventory" in the Loan Agreement (other than references contained in the definition of "Borrowing Base" and in the definition of "Eligible Inventory", both of which are contained in Section 2.1(b) of the Loan Agreement) shall be deemed to be references to both Eligible Inventory and Asher Eligible Inventory. The reference to "Section 10.4(d)" in the definition of "Eligible Inventory" contained in Section 2.1(d) of the Loan Agreement is hereby deleted and replaced with "Section 10.3(c)".

     8. Reserves. The last sentence of Section 2.1(e) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "Without limiting the foregoing, Lender may establish Reserves against dilution of Eligible Accounts and Eligible Inventory or for credit exposure under swap

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     agreements (as defined in 11 U.S.C.(S) 101) issued by Lender or an affiliate of Lender, and Lender will establish Letter of Credit Reserves."

     9.   Term Loan A.

          (a) Extension of Term Loan A; Purpose. Lender will lend to Borrowers and Borrowers will borrow from Lender a term loan in the original principal amount of Six Hundred Fifty Thousand Dollars ($650,000.00) ("Term Loan A"). Borrowers shall use the proceeds of Term Loan A to finance costs incurred in connection with the Merger and for other working capital purposes.

          (b) Interest on Term Loan A. Interest on the unpaid principal balance of Term Loan A shall accrue from the date of advance until final payment thereof at a per annum rate of interest equal to 275 basis points in excess of the Term Loan LIBOR Market Rate. As used herein, "Term Loan LIBOR Market Rate" means the rate for one month U.S. dollar deposits as reported on Telerate Page 3750 (or any successor page) as of 11:00 a.m. London Time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

          (c) Payments on Term Loan A. Borrowers will pay the principal of Term Loan A in (i) thirty-three (33) equal and consecutive monthly principal installments of Nineteen Thousand Dollars ($19,000.00), plus all accrued and unpaid interest thereon, on the first day of each calendar month, commencing May 1, 2002 and (ii) one final payment of the remaining principal balance of Term Loan A, plus all accrued and unpaid interest thereon and all fees, costs and expenses due in connection therewith, on February 1, 2005. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of Term Loan A in whatever order or manner Lender shall determine.

          (d) Term Loan A Note. Borrowers' obligation to repay Term Loan A shall be evidenced by Borrowers' joint and several promissory note ("Term Note A") in the face amount of Six Hundred Fifty Thousand Dollars ($650,000.00), which shall be in the form attached hereto as Exhibit 9(d), with the blanks appropriately filled in.

     10.  Term Loan B.

          (a) Extension of Term Loan B; Purpose. Lender will lend to Borrowers and Borrowers will borrow from Lender a term loan in the original principal amount of Six Hundred Fifty Thousand Dollars ($650,000.00) ("Term Loan B"). Borrowers shall use the proceeds of Term Loan B to finance costs incurred in connection with the Merger and for other working capital purposes.

          (b) Interest on Term Loan B. Interest on the unpaid principal balance of Term Loan B shall accrue from the date of advance until final payment thereof at a per annum rate of interest equal to 275 basis points in excess of the Term Loan LIBOR Market Rate.

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          (c)  Payments on Term Loan B. Borrowers shall pay all accrued and unpaid interest on Term Loan B on the first day of each calendar month commencing May 1, 2002. In the event the outstanding principal balance under Term Loan B, all accrued and unpaid interest thereon and all other sums due in connection therewith are not paid in full on or before December 31, 2002, Borrower shall pay the principal of Term Loan B in (i) thirty-six (36) equal and consecutive principal payments of Eighteen Thousand Fifty-Five and 56/100 Dollars ($18,055.56) each, plus all accrued and unpaid interest thereon, on the first day of each calendar month commencing on January 1, 2003, and (ii) one final payment of the remaining principal balance of Term Loan B, plus all accrued and unpaid interest thereon, and all fees, costs and expenses in connection therewith on December 1, 2006.

     Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of Term Loan B in whatever order or manner Lender shall determine.

               (i) Refinance of Term Loan B. Any refinance of Term Loan B by any entity or person other than Lender shall be subject to the terms, conditions and requirements of Section 6.14(c) of the Loan Agreement.

               (ii) Term Loan B Reserve. If by June 30, 2002, Lender has not received, reviewed and approved an appraisal in form and content satisfactory to Lender performed by an appraiser satisfactory to Lender showing a forced liquidation value of all equipment of Existing Borrowers of at least $765,000.00, Lender shall create a cumulative reserve (the "Term Loan B Reserve") against sums otherwise available in respect of Revolving Loans in an amount equal to $100,000 per month. Such reserve shall be implemented on the last day of each month commencing June 30, 2002 and shall continue until the entire outstanding principal amount of Term Loan B is reserved against Revolving Loans. The Term Loan B Reserve shall be reduced on a dollar for dollar basis upon receipt by Lender of principal payments on Term Loan B as required hereunder. The Term Loan B Reserve, if implemented, shall be in addition to all other reserves established by Lender under the Loan Agreement. All reserves established under this subsection shall be included within the definition of "Reserves" contained in Section 2.1(e) of the Loan Agreement.

          (d) Term Loan B Note. Borrowers' obligation to repay Term loan B shall be evidenced by Borrowers' joint and several promissory note ("Term Note B") in the face amount of Six Hundred Fifty Thousand Dollars ($650,000.00), which shall be in the form attached hereto as Exhibit 10(d), with the blanks appropriately filled in.

     11. Loans Co-Terminus. In the event the Revolving Loans are terminated as a result of an Event of Default, expiration of the Term, or otherwise, the outstanding balance of Term Loan A and Term Loan B, together with any accrued and unpaid interest thereon and any of the sums due pursuant to the terms hereof, and all other Obligations shall be immediately due and payable in full.

     12. Financial Covenants. Subsection (a) - (c) of Section 6.19 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

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     "(a)  Borrowers shall maintain Tangible Net Worth of not less than (i)
$10,500,000.00 as of the date hereof and at all times hereafter through October 30, 2001; (ii) $11,500,000.00 as of October 31, 2001 and at all times thereafter through January 30, 2002; (iii) $12,500,000.00 as of January 31, 2002 and at all times thereafter through October 30, 2002; (iv) $14,000,000.00 as of October 31, 2002; and (v) $16,000,0000 as of January 31, 2003 and at all times thereafter.

     (b) Borrowers shall maintain a Fixed Charge Coverage Ratio, determined as of the end of each fiscal quarter of Borrowers for the 12-month period then ended, of not less than: (i) 1.75 to 1.0 as of July 31, 2001 and as of the end of each fiscal quarter thereafter through October 31, 2002; and (ii) 3.0 to 1.0 as of January 31, 2003 and as of the end of each fiscal quarter thereafter.

     (c) Borrowers and Guarantor shall not, directly or indirectly, expend or commit to expend, for fixed or capital assets (including capital lease obligations) (collectively "Capital Expenditures") an aggregate amount in excess of: (i) $1,000,000.00 in the fiscal year ending July 31, 2001; (ii) $2,000,000.00 in the fiscal year ending July 31, 2002; and (iii) $1,200,000.00 in the fiscal year ending July 31, 2003 and in any fiscal year thereafter."

     13. Term. The reference to "Section 10.5" in Section 9.1 of the Loan Agreement is hereby deleted and replaced with "Section 10.4".

     14. Maximum Revolving Credit. The reference to "$20,000,000.00" as the Maximum Revolving Credit contained in Section 10.1(a) of the Loan Agreement is hereby deleted and replaced with $25,000,000.00.

     15. Interest/Fees. Section 10.5(a) of the Loan Agreement is hereby deleted and replaced with the following:

     "10.5 Interest/Fees:

           (a) The Applicable Percentage for purposes of calculating the applicable interest rate for any day for any Loan shall be determined in accordance with the following chart and based on EBITDA (as defined in Section
6.19 and determined as of the end of the most recently ended fiscal quarter for the 12 month period then ended) on the date the Applicable Percentage is to be determined:

                                                                   LIBOR Market
         EBITDA                 Base Rate Loan   Eurodollar Loan    Rate Loan
                                --------------   ---------------   ------------

         *** $4,850,000.00      .25%             2.35%             2.35%
         **  $4,850,000.00 and  .25%             2.15%             2.15%
         *** $7,350,000.00
         **  $7,350,000.00      .25%             1.85%             1.85%

Until Lender's receipt of Borrowers' Quarterly Statements for the quarter ending April 30, 2001, each Applicable Percentage shall be determined assuming that EBITDA is * $4,500,000.00."

*** means less than or equal to
** means greater than

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     16.  Borrowing Base Certificate. The following sentences are hereby added to the end of Section 6.10(d) of the Loan Agreement:

          "If Borrowers' Net Excess Availability (as shown on the weekly borrowing base certificates delivered by Borrowers to Lender) is less than Five Hundred Thousand Dollars ($500,000.00) for two (2) consecutive weeks, the borrowing base certificates and sales and cash receipts reports required by the preceding sentence shall be delivered on a daily basis by Borrowers until such time as Borrowers' Net Excess Availability (as shown on the daily borrowing base certificates delivered by Borrowers to Lender) is more than Five Hundred Thousand Dollars ($500,000.00) for two (2) consecutive weeks. As used herein, "Net Excess Availability" means undrawn availability under the Revolving Loans after deducting all sums due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms (as determined by Lender), less all Reserves established by Lender."

     17.  Put Option Reserve.

          (a) If Guarantor has not filed with the Securities and Exchange Commission (the "SEC") the registration rights agreement contemplated by Section
4.2 of the Plan of Merger (the "Reg Rights Agreement") by July 31, 2002, Lender shall create a cumulative reserve against sums otherwise available in respect of Revolving Loans in an amount equal to Two Hundred One Thousand Nine Hundred Twenty-Four Dollars ($201,924.00) per month commencing August 1, 2002 and continuing on the first day of each month through October 1, 2002. If at any time prior to October 1, 2002, Borrowers present satisfactory evidence to Lender's counsel that such Reg Rights Agreement has been filed with the SEC, such reserve shall be released.

          (b) Commencing November 1, 2002 (provided that such a reserve has not been fully established and maintained pursuant to the foregoing subsection (a)), Lender shall create a cumulative reserve against sums otherwise available in respect of Revolving Loans in a monthly amount determined by Lender to be the amount necessary to fully reserve by April 1, 2003 the amount payable by Guarantor under Section 4.3 of the Plan of Merger if the put option contained in such Section 4.3 is exercised. Such reserve shall be implemented on the first day of each month commencing November 1, 2002 and continuing through April 1, 2003. Upon expiration of the time provided for exercise of the put option in
Section 4.3 of the Plan of Merger, upon request by Borrowers, such reserve shall be released. Upon delivery of evidence satisfactory to Lender that all or a portion of the Holdback Shares may be permanently retained by Guarantor pursuant to the terms of the Escrow Agreement (collectively, the "Retained Shares"), Lender agrees to adjust the reserve established pursuant to this subsection (b) for the value of such Retained Shares (with an assumed value of $4.50 per share). As used herein, "Holdback Shares" and "Escrow Agreement" shall have the meanings given such terms in the Plan of Merger.

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

          (c) All reserves established under this Section 17 shall be included within the definition of "Reserves" contained in Section 2.1(e) of the Loan Agreement.

          (d) Borrowers shall provide Lender with prompt written notice of the exercise of the put option in Section 4.3 of the Plan of Merger.

     18. Fees. In consideration for the Lender's execution of this Amendment and the extension to Borrowers of Term Loan A and Term Loan B, Borrowers hereby shall pay to Lender a fee in the amount of $25,000, $15,000 of which is due and payable on the date hereof and $10,000 of which is due and payable on the earlier of (i) January 1, 2003 or (ii) Lender's demand for payment in full of the Obligations in accordance with the Loan Agreement.

     19. Conditions. This Amendment is conditioned upon Borrowers' satisfaction of the following conditions:

          (a) Borrowers shall execute and deliver to Lender, in the form attached hereto as Exhibit 19(a), an Amended and Restated Revolving Note with the blanks appropriately filled in (the "A&R Revolving Note").

          (b) Borrowers shall cause Guarantor to execute and deliver to Lender an Amendment, Ratification and Confirmation of Surety Agreement (the "Surety Ratification") in form and content acceptable to Lender pursuant to which, inter alia, Guarantor shall agree to continue to guaranty and act as surety for all present and future Obligations of Borrowers to Lender, including, without limitation, all Obligations of Asher to Lender.

          (c) Borrowers shall cause Guarantor to execute and deliver to Lender a securities pledge agreement in form and content acceptable to Lender pursuant to which Guarantor shall pledge to Lender all stock of Asher.

          (d) Lender shall have received, reviewed and approved audited financial statements of Asher for the fiscal years 1997 through 2001.

          (e) Lender shall have received an opening combined balance sheet of Borrowers in form and content satisfactory to Lender.

          (f) Lender shall have received a copy of the final Plan of Merger and all documents executed in connection therewith which shall be in the form attached hereto as Exhibit 19(f).

          (g) Lender shall have received search reports against Asher showing no judgments, liens, encumbrances or restrictions of any nature with respect to the assets of Asher except for those liens in favor of Wells Fargo Business Credit ("Wells"), which Wells shall agree to promptly terminate pursuant to a payoff letter from Wells in form and content satisfactory to Lender.

          (h) Lender shall have received authorizing resolutions for each Borrower and Guarantor with respect to the transactions contemplated hereunder. Lender shall have received

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current good standing certificates for each Borrower and Guarantor; certificates of no change regarding the articles of incorporation and by-laws for the Existing Borrowers and Guarantor; copies of articles of incorporation and by-laws of Asher; an officer's certificate of Asher; a copy of the filed Certificate of Merger in respect of the Merger; and such other documents and information as Lender may require, all of which shall be in form and content satisfactory to Lender.

          (i) Lender shall have received an opinion of Borrowers' and Guarantor's counsel in form and content satisfactory to Lender regarding the Merger and the transactions contemplated by this Amendment.

          (j) Lender shall have received policies of insurance (or evidence thereof on Acord 27 form) with respect to the assets of Asher in amounts satisfactory to Lender, pursuant to which Lender shall be named as lender loss payee and additional insured pursuant to such endorsements as shall be satisfactory to Lender.

          (k) Borrowers shall execute and deliver, or cause to be executed and delivered to Lender, at Borrowers' sole cost and expense, (i) Term Note A, (ii) Term Note B and (iii) and any and all other documents, agreements, certificates and opinions as Lenders shall request in connection with the execution and delivery of this Amendment or any documents in connection herewith, or to further evidence, effect, enforce or protect any of the terms hereof or the rights or remedies granted or intended to be granted to Lender herein or therein, each of which shall be in form and content applicable to Lender.

          (l) Lender shall have received landlord waiver agreements, warehouseman waiver agreements and mortgagee waiver agreements, as applicable, for all locations of Asher.

     20. Interrelatedness Of Borrowers. The business operations of each Borrower are interrelated and complement one another, and such entities have a common business purpose. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds under the credit facilities extended under the Loan Documents will directly or indirectly benefit each Borrower, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

     21. Confirmation Of Collateral. Borrowers and Guarantor hereby confirm, acknowledge and agree that none of the collateral securing any obligations of Borrowers or Guarantor to Lender shall be impaired by anything contained in this Amendment, and such collateral shall continue to secure all of the Obligations.

     22. Schedules to Loan Agreement. All existing Schedules to the Loan Agreement are hereby removed and replaced with the schedules bearing the same schedule names and numbers attached hereto.

     23.  Definitions/References.

          (a)  Asher. The following definition is hereby added to the Loan
Agreement: "Asher" means Asher Candy Acquisition Corporation.

          (b)  Loan Documents. The definition of "Loan Documents" contained in
Section 10.6 of the Loan Agreement is hereby amended to expressly include, without limitation, Term Note A and Term Note B.

          (c) Loans. Unless the context thereof clearly indicates otherwise, all references in the Loan Agreement to the "Loans" shall be deemed to be references to the Revolving Loans, Term Loan A and Term Loan B, collectively.

          (d)  Obligations. The definition of "Obligations" contained in Section
4.2 of the Loan Agreement is hereby amended to expressly include, without limitation, Term Loan A and Term Loan B.

          (e) Promissory Note. Unless the context thereof clearly indicates otherwise, all references in the Loan Agreement to the "Promissory Note" shall be deemed to be references to the Revolving Note, as amended and restated by the foregoing A&R Revolving Note, Term Note A and Term Note B, collectively.

          (f) Revolving Note. All references in the Loan Agreement to the "Revolving Note" shall mean the Revolving Note, as amended and restated by the foregoing A&R Revolving Note.

          (g) Surety. All references in the Loan Agreement to the "Surety Agreement" shall mean the Surety Agreement, as amended by the Surety Ratification.

     24.  Further Agreements and Representations. Each Borrower does hereby:

          (a) ratify, confirm and acknowledge that, as amended hereby, the Loan Agreement and the other Loan Documents are valid, binding and in full force and effect;

          (b) covenant and agree to perform all of such Borrower's obligations under the Loan Agreement and the other Loan Documents, as amended;

          (c) acknowledge and agree that as of the date hereof, such Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums owing under any of the Obligations, as amended, or the enforcement of any of the terms of the Loan Agreement or of the other Loan Documents, as amended;

          (d) acknowledge and agree that except as heretofore disclosed to Lender by Borrowers in writing, all representations and warranties of Borrowers contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

          (e) represent and warrant that, upon execution by Lender of this Amendment, no Event of Default or event which with the delivery of notice, passage of time or both would constitute an Event of Default exists or will exist, and all information described in the foregoing Background is true and accurate;

          (f) covenant and agree that Borrowers' failure to comply with the terms of this Amendment or other documents executed or delivered to Lender pursuant to the terms hereof shall constitute an Event of Default under the Loan Agreement, subject to the notice and grace periods provided therein, if applicable; and

     25. Certain Fees, Costs, Expenses And Expenditures. Borrowers will pay all of the Lender's expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, fees, disbursements, expenses, appraisal costs and fees and expenses of counsel retained by Lender and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever Lender's right to reimbursement under any of the Loan Documents.

     26. No Waiver. Nothing contained herein constitutes an agreement or obligation by Lender to grant any further amendments to any of the Loan Documents. Nothing contained herein constitutes a waiver or release by Lender of any Event of Default or of any rights or remedies available to Lender under the Loan Documents or at law or in equity.

     27. Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

     28. Construction. Any capitalized terms used in this Amendment not otherwise defined shall have the meaning as set forth in the Loan Agreement.

     29. Binding Effect. This Amendment, upon due execution hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     30. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     31. Severability. The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     32. No Third Party Beneficiaries. The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

     33. Headings. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

     34. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     35. WAIVER OF RIGHT TO TRIAL BY JURY. BORROWERS, GUARANTOR AND LENDER WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS, GUARANTOR OR LENDER WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS, GUARANTOR AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS, GUARANTOR AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS AND GUARANTOR ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed the day and year first above written.

LENDER:                                   BORROWERS:

WACHOVIA BANK,                            SHERWOOD BRANDS OF VIRGINIA,
NATIONAL ASSOCIATION                      L.L.C.
                                          a Virginia limited liability company

                                          By:  SHERWOOD BRANDS, INC.,
By: /s/ George C. Kyvernitis                   Sole Member
   ---------------------------------
George C. Kyvernitis, Vice President
                                          By: /s/ Amir Frydman
                                             -----------------------------------
                                               Amir Frydman
                                               Executive Vice President

                                          SHERWOOD BRANDS, LLC,
                                          a Maryland limited liability company

                                          By:  SHERWOOD BRANDS, INC.,
                                               Sole Member

                                          By: /s/ Amir Frydman
                                             -----------------------------------
                                               Amir Frydman
                                               Executive Vice President

                                          SHERWOOD BRANDS OF RI, INC,,


                                          By: /s/ Amir Frydman
                                             -----------------------------------
                                               Amir Frydman
                                               Executive Vice President


                                          ASHER CANDY ACQUISITION
                                          CORPORATION

                                          By: /s/ Amir Frydman
                                             -----------------------------------
                                               Amir Frydman
                                               Executive Vice President

                                          GUARANTOR:

                                          SHERWOOD BRANDS, INC.

                                          By:  /s/ Amir Frydman
                                             -----------------------------------
                                               Amir Frydman
                                               Executive Vice President